Exhibit 10.53

SECOND SUPPLEMENT TO ADVANCES, COLLATERAL PLEDGE

AND SECURITY AGREEMENT—ADDITIONAL COVENANTS

THIS SECOND SUPPLEMENT TO ADVANCES, COLLATERAL PLEDGE AND SECURITY AGREEMENT—ADDITIONAL COVENANTS (“Additional Covenants Supplement”), dated as of February 19, 2015, is made by and among the FEDERAL HOME LOAN BANK OF CHICAGO, with its principal office located at 200 East Randolph Drive, Chicago, Illinois 60601 (“Bank”), RWT FINANCIAL, LLC, a Delaware limited liability company authorized by the Delaware Insurance Commissioner as a special purpose captive insurance company pursuant to a Certificate of Authority dated April 24, 2014 (“Member”), organized under the laws of Delaware, and having its chief executive office at 155 South Wacker Drive, Suite 4250, Chicago, Illinois 60606, and REDWOOD TRUST, INC., a corporation (“Company”) organized under the laws of Maryland, and having its chief executive office at One Belvedere Place, Suite 300, Mill Valley, California 94941.

WHEREAS, Company is the parent company of Member; and

WHEREAS, Member and Bank have entered into an Advances, Collateral Pledge, and Security Agreement, dated July 16, 2014 (as supplemented and amended from time to time, the “Agreement”), and Member, Company, and Bank have entered into a Supplement to Advances, Collateral Pledge, and Security Agreement-Financial Covenants, also dated July 16, 2014 (“Financial Covenants Supplement”), each of which Agreement and Financial Covenants Supplement remain in full force and effect; and

WHEREAS, Company has guaranteed payment of all of Member’s present and future obligations and liabilities of any kind to Bank pursuant to the Guaranty, dated July 16, 2014 (“Guaranty”), which Guaranty remains in full force and effect;

WHEREAS, Company and Member acknowledge that they will benefit from Bank continuing to enter into transactions with Member pursuant to the Agreement; and

WHEREAS, Company and Member acknowledge that certain additional covenants are hereby agreed to by Member and the Agreement shall be amended hereby to include these additional covenants.

NOW THEREFORE, Company, Member and Bank agree as follows:

Section 1.01. DEFINITIONS. Unless otherwise defined herein, terms defined in the Agreement or in the Financial Covenants Supplement will have such defined meanings when used herein. Terms defined herein will have such meanings for purposes of this Additional Covenants Supplement. To the extent a term, as defined in this Additional Covenants Supplement, is used in the Agreement, the definition in this Additional Covenants Supplement will control.

Section 2.01. ADDITIONAL COVENANTS. Member covenants and agrees that at any time Member has any Indebtedness that remains unpaid, that:

(a) Assets maintained by Member for purposes of compliance with Section 5.01A(a)(ii) of the Agreement and of the type identified in clauses (A), (B), and (C) of such Section 5.01A(a)(ii) that are eligible to satisfy the requirements of such Section 5.01A(a)(ii), shall be held (i) in the case of cash, in Member’s DID Account, (ii) in the case of Securities, in a safekeeping account at the Bank, and (iii) in the case of Mortgage Loans, at an approved third-party custodian pursuant to a custodial control agreement satisfactory to the Bank and executed by such Custodian, Member, and the Bank;

(b) Member shall not incur financial obligations to any third party greater than $500,000 without the prior written consent of the Bank; provided that, Member shall be permitted to (i) incur intercompany indebtedness to its affiliates subordinate in right of payment to Indebtedness, (ii) commit to purchase residential mortgage loans from its affiliates, (iii) incur ordinary course servicing-relating financial obligations in connection with the ownership of residential mortgage loans and mortgage servicing rights (including financial obligations to sub-servicers retained to service such loans), and (iv) issue a Directors’ and Officers’ Liability Retention Buy Down Policy in favor of Company with an insurance limit of not more than $10,000,000; and

(c) From and after the date of this Additional Covenants Supplement, each time Company incurs additional “Company Subordinated Debt” (defined below), Company shall provide in writing to the Bank a certification that such Company Subordinated Debt is subordinate in right of payment to claims of all of its senior creditors, as well as subordinate in right of payment to the obligations of Company to the Bank under the Guaranty. For purposes of this Section 3.01(c), “Company Subordinated Debt” shall mean recourse indebtedness of Company that is subordinate in right of payment to claims of all senior creditors of Company.

Section 3.01 GENERAL REPRESENTATIONS AND WARRANTIES BY MEMBER. Member hereby represents, warrants and covenants that, as of the date hereof and hereafter:

(a) Member is not, and neither the execution of nor performance of any obligations of Member under this Additional Covenants Supplement shall, with the passage of time, the giving of notice or otherwise, cause Member to be in violation of its charter or articles of incorporation, by-laws, any applicable law or any material administrative regulation; provided, however, that violation of such material administrative regulation shall not include any regulatory violation that does not adversely impact the ability of Member to perform its obligations under this Additional Covenants Supplement;

(b) Member has full corporate power and authority and has received all corporate and governmental authorizations and approvals as may be required to enter into and perform the obligations under this Additional Covenants Supplement; and

(c) The information given by Member in any document provided in connection with its obligations under this Additional Covenants Supplement is true, accurate and does not contain a material misstatement.

Section 3.02 MISCELLANEOUS.

(a) Company acknowledges Member’s obligations as set forth in this Additional Covenants Supplement and agrees that such obligations are subject to the Guaranty.

(b) The captions and headings in this Additional Covenants Supplement are for convenience only and shall not be considered as part of or affect the construction or interpretation of any provision of this Additional Covenants Supplement.

(c) All representations, warranties, and covenants by Member and Company contained in this Additional Covenants Supplement or made in writing in any certificate or other writing required to be delivered pursuant to the terms of this Additional Covenants Supplement, shall, at the time made, be true, accurate and complete in all material respects.

(d) This Additional Covenants Supplement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Additional Covenants Supplement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Additional Covenants Supplement.

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IN WITNESS WHEREOF, Member, Company, and the Bank have caused this Additional Covenants Supplement to be signed in their names by their duly authorized officers as of the date first above mentioned.

RWT FINANCIAL, LLC

By:	/s/ Christopher Abate

Title:	Chief Financial Officer	Member Number:	03024-7

REDWOOD TRUST, INC.

By:	/s/ Christopher Abate

Title:	Chief Financial Officer

FEDERAL HOME LOAN BANK OF CHICAGO

By:	/s/ Agnes Hardison	By:	/s/ Matthew Zimmerman

Name:	Agnes Hardison	Name:	Matthew Zimmerman
Title:	Senior Vice President	Title:	Vice President - Credit